EXHIBIT 11


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                    HOMEOWNERS GROUP, INC. AND SUBSIDIARIES
                COMPUTATION OF NET INCOME (LOSS) PER COMMON SHARE
                       FOR THE THREE AND NINE MONTHS ENDED




                                                                                   SEPTEMBER 30,               SEPTEMBER 30,
                                                                                 1996         1995           1996         1995
                                                                             --------------------------- --------------------------

  Net income (loss)                                                             ($104,357)     $142,077     ($373,780)     $871,057


  CALCULATION OF PRIMARY NET INCOME (LOSS) PER COMMON SHARE:


    Weighted average common shares outstanding during the year                  5,558,350     5,558,350     5,558,350     5,558,350

    Weighted average additional common shares (options)                                 -             -             -             -


                                                                             --------------------------- --------------------------

    Weighted average primary common shares outstanding                          5,558,350     5,558,350     5,558,350     5,558,350


                                                                             --------------------------- --------------------------


Primary net income (loss) per common share                                         ($0.02)        $0.03        ($0.07)        $0.16
                                                                                   =======        =====        =======        =====

  CALCULATION OF AVERAGE FULLY DILUTED NET INCOME (LOSS) PER COMMON SHARE:


    Weighted average common shares outstanding during the year                  5,558,350     5,558,350     5,558,350     5,558,350

    Weighted average additional common shares (options)                                 -             -             -             -


                                                                             --------------------------- --------------------------

    Weighted average fully diluted common shares outstanding                    5,558,350     5,558,350     5,558,350     5,558,350


                                                                             --------------------------- --------------------------


Fully diluted net income (loss) per common share                                   ($0.02)        $0.03        ($0.07)        $0.16
                                                                                   =======        =====        =======        =====
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